UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 12, 2012

____________________________

DIAGNOSTIC IMAGING INTERNATIONAL CORP.

(Exact name of registrant as specified in charter)

NEVADA

(State or other Jurisdiction of Incorporation or Organization)

333-1364363	848 N. Rainbow Blvd. #2494 Las Vegas, Nevada 89107	98-0493698
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(877) 331-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

On October 11, 2012, Diagnostic Imaging International Corp. (the “Company”) entered into an amendment of the Share Purchase Agreement with the owners of an MRI facility (the “Facility”) that was originally agreed to on August 13, 2012. The new amendment extends the closing date of the original transaction to November 29, 2012.

Consummation of the transaction is subject to certain customary closing conditions, including, among other things, the satisfactory completion of the Company’s due diligence review of the Facility, the continued regulatory compliance of the Facility, the completion of a financial audit of the Facility, which shall be acceptable to the Company, and the continued employment of specified personnel of the Facility. Additionally, the acquisition of the Facility may be abandoned by the Company at any time, in its sole discretion. The Company will have to obtain financing for the purchase price, and there can be no assurance that the Company will be able to obtain the necessary funds on terms acceptable to it or at all. Subject to the satisfaction or waiver of all closing conditions, and obtaining the necessary financing, the Company expects to close the transaction by November 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Diagnostic Imaging International Corp.
(Registrant)

Dated: October 12, 2012	By:	/s/ Mitch Geisler
Name: Mitch Geisler
Title: Chief Executive Officer and Director

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